EXHIBIT 1

                                 AGREEMENT OF JOINT FILING

      Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D/A (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of December 30, 1997.

                  FEDERATED DEVELOPMENT COMPANY

                              JAMES H. PAULIN, JR.
                  Name:       James H. Paulin, Jr.
                  Title:      Secretary-Treasurer

                  FEDERATED DEVELOPMENT INC.

                              JAMES H. PAULIN, JR.
                  Name:       James H. Paulin, Jr.
                  Title:      Secretary-Treasurer

                  FEDERATED DEVELOPMENT INVESTMENTS, LLC
                  By:   Federated Development Inc., its Manager

                              JAMES H. PAULIN, JR.
                  Name:       James H. Paulin, Jr.
                  Title:      Secretary-Treasurer

                  CHARLES E. HURWITZ
                  Charles E. Hurwitz

                  EZRA G. LEVIN
                  Ezra G. Levin

                  JAMES H. PAULIN, JR.
                  James H. Paulin, Jr.